Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2016, (May 13, 2016 as to Notes 1, 18, 21 and 22), relating to the combined financial statements of First Hawaiian Combined, as described in the notes to the combined financial statements, appearing in the Prospectus included in Amendment No. 1 to Registration Statement No. 333-212451 filed on July 26, 2016.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
August 8, 2016